EXHIBIT 10.8


                              MARKETING AGREEMENT
                                    BETWEEN
                              SNET AMERICA, INC.
                                    AND
                        COMPUTER TELEPHONE CORPORATION




































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                              TABLE OF CONTENTS

Section                                                                 Page

1.1   Definitions                                                       4
1.2   Scope; Appointment of Agent                                       4
1.3   Agent's Responsibilities                                          5-6
1.4   SNET's Responsibilities                                           6-7
1.5   Governing Law                                                     7
1.6   Confidentiality and Protection of Information                     8-10
1.7   Estimates and Forecasts                                           10
1.8   Term and Termination                                              10-13
1.9   Indemnification                                                   13
1.10  Limitation on Liability                                           14
1.11  Insurance                                                         14
1.12  Limitations Period                                                14
1.13  Responsibilities of Each Party                                    15
1.14  Force Majeure                                                     15
1.15  Governmental Compliance                                           15-16
1.16  Certain State and Local Taxes                                     16
1.17  Publicity and Filings                                             16
1.18  Amendments; Waivers                                               16-17
1.19  Notices                                                           17
1.20  No Rights to Third Parties                                        17
1.21  Severability                                                      17
1.22  Delegation and Assignment                                         17-18
1.23  Entire Agreement; Survival of Terms                               18
1.24  Executed in Counterparts                                          18
i.25  Table of Contents and Headings                                    18
1.26  Audits                                                            19
1.27  Advertising, Promotion, and Use of SNET's Name
            and Trademarks                                              19-20
1.28  Agent Reviews                                                     20
1.29  Sales Reports                                                     20
1.30  Compensation; Payment                                             20-22
1.31  Agent Training, New Sales Personnel                               22-23
1.32  Agreement to Terms                                                23
1.33  Sales Plan                                                        23-24
1.34  Refunds                                                           24
1.35  Customer Information                                              24

Attachment A - The Services and Fee Schedule
Attachment B - Letter of Authorization
Attachment C - Non-Agent Accounts
Attachment D - Support Services and Applicable Fees
Attachment E - Sales Report











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                              MARKETING AGREEMENT
                                    BETWEEN
                              SNET AMERICA, INC.
                                    AND





      This Agreement (Agreement) is entered as of the 1st day of January, 1996 by and between SNET America, Inc., a Connecticut corporation having its principal place of business at 127 Washington Avenue, North Haven, Connecticut 06473 (SNET), and Computer Telephone Corporation, a Massachusetts corporation having its . principal place of business at 360 Second Avenue, Waltham, MA 02154 (Agent) (collectively referred to herein as the Parties).

                                    RECITALS

      WHEREAS, SNET is in the business of providing domestic and international telecommunications services; and


      WHEREAS, Agent is engaged in the marketing and sale of telecommunications products and services; and


      WHEREAS, SNET and Agent agree that it is ln their mutual best interest that Agent market and provide marketing related services for certain of SNET's telecommunications services as more fully set forth herein;


NOW THEREFORE, SNET and Agent agree as follows:

























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1.1   DEFINITIONS

      The following definitions shall apply for all Articles and Sections of this Agreement:

      1.1.1 "Affiliate" means (i) an entity having an ownership interest in a Party of 50% or more; or (ii) an entity in which a Party has an ownership interest of 50% or more; or (iii) an entity having more than 50% ownership interest in an Affiliate as defined in (i) or (ii); or (iv) an entity in which an Affiliate as defined in (i) or (ii) has an ownership interest of 50% or more.

      1.1.2 "Customer" means those business customers that purchase the Services from Agent.

      1.1.3 "Information" means any writing, drawing, sketch, model, sample, data, computer program, software, recording, customer lists, account plans, market data, or other documentation of any kind.

      1.1.4 "Marketing", including the various verb forms thereof, means performing sales functions and related sales support functions, but excludes strategic planning functions and responses to billing inquiries.

      1.1.5 "Services", also referred to as SNET Services", means those domestic and international telecommunications services provided by SNET that are listed on Attachment A, "The Services and Fee Schedule", attached hereto and incorporated herein by reference, and any additions thereto. SNET reserves the right to add Services to, or delete Services from, the list on Attachment A, in its sole discretion, on written notice to Agent.

1.2   SCOPE; APPOINTMENT OF AGENT

      1.2.1 SNET hereby appoints Agent, and Agent hereby accepts appointment, as an Agent of SNET for Marketing the Services to Customers, upon the terms and subject to the conditions set forth in this Agreement.

      1.2.2 Notwithstanding any other provision of this Agreement, it is understood that SNET may appoint any other agent to perform similar services to those undertaken by Agent under this Agreement, and expressly reserves the right to sell directly or through one or more of its Affiliates to customers as it may deem appropriate .

      1.2.3 During the term of this agreement the Agent agrees not to market the directly competitive services of any other carrier, reseller, or other business offering such services in lieu of the Services unless such carrier, reseller, or other business is an affiliate of SNET.











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1.3   AGENT'S RESPONSIBILITIES

      1.3.1 Agent shall use its best efforts to promote and sell the Services to Customers in accordance with the Sales Plan developed pursuant to Section
1.33 hereof.

      1.3.2 Agent's Marketing responsibilities shall include proposing the Services to Customers, making sales presentations and giving demonstrations as appropriate, negotiating sales with Customers consistent with Section 1.32 hereof, negotiating sales orders and placing accurate and complete orders with SNET in accordance with SNET's standard format, responding promptly to any Customer requests or complaints relative to installation and maintenance for such Services, providing any required training for Customers in use of the Services sold, and timely processing of termination of Service orders.
Billing questions from Customers shall be referred promptly to designated SNET personnel. In all cases sales proposals shall be developed, with documentation, and made in the best interests of Customers and SNET's positive relationship with Customers. Agent shall use its best efforts at all times to propose the best long term solutions for Customers, and avoid unnecessary Service chum and the associated Customer inconvenience.

      1.3.3 Agent shall maintain records of all agreements, orders and transactions for sales, terminations, Customer disputes, and any other transactions hereunder, including without limitation copies of all sales proposals and supporting documentation and any written communications with Customers, for a minimum period of two (2) years after the creation or receipt of such records. Agent shall provide such records to SNET at SNET's request.

      1.3.4 Agent shall obtain a Letter of Authorization (LOA) generally in the form set forth in Attachment B "Letter of Authorization", attached hereto and incorporated herein by reference, from each Customer and submit such LOA to SNET at order placement. SNET shall not accept any orders without such LOA.

      1.3.5 During the term of this Agreement, Agent shall maintain in good standing Marketing Agreement with The Southern New England Telephone Company for the marketing of The Southern New England Telephone Company's intrastate telecommunications services. SNET reserves the right to terminate this Agreement in the event Agent does not maintain in good standing such Marketing Agreement or in the event such Marketing Agreement is terminated, for any reason, with The Southern New England Telephone Company.

      1.3.6 During the term of this Agreement, Agent shall not Market the Services to those entities listed in Attachment C, "Non-Agent Accounts", attached hereto and incorporated herein by reference.

      1.3.7 Agent shall identify a management level employee as its point of contact for implementation of this Agreement whose responsibilities shall include, but not be limited to, working with SNET for development and negotiation of the Sales Plan in accordance with






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      1.3.6 During the term of this Agreement, Agent shall not Market the
Services to those entities listed in Attachment C, "Non-Agent Accounts", attached hereto and incorporated herein by reference

      1.3.7 Agent shall identify a management level employee as its point of contact for implementation of this Agreement whose responsibilities shall include, but not be limited to, working with SNET for development and negotiation of the Sales Plan in accordance with Section 1.33 hereof~. participating in Agent Reviews, arranging for training of Agent's employees receiving and distributing product and promotional materials to Agent's sales personnel arranging for support such as network analysis, and other general coordination activities relating to its performance hereunder

      1.3.8 Except as man t)e otherwise agreed in writing, Agent shall provide SNET with a list of its employees with assigned responsibility for the sale or support of the Services and notify SNET of any additions, deletions, or other modifications within thirty (30) days after such change.

      1.3.9 Agent shall. upon instruction from SNET and at SNET's sole discretion, confirm orders for the Services only via a written authorization form. Such form shall contain the signature of an authorized Customer representative, the name of the Agent salesperson, the date of sale, the applicable rates and charges and such other information as SNET may require.

      1.3.10 Agent's personnel with assigned responsibility for Marketing the Services shall successfully complete such training as SNET shall deem necessary prior to Marketing the Services, including but not limited to Initial Training and any Subsequent Training as described in Attachment D "Agent Support Services and Applicable Fees", attached hereto and incorporated herein by reference.

1.4   SNET'S RESPONSIBILITIES

      1.4.1 SNET shall provide Agent with order processing, tariff and sales support, and promotional materials and related procedures for the Services.
      1.4.2 SNET shall make available to Agent the training specified in Attachment D at the fees set forth therein. Such training shall enable Agent's sales personnel to perform all required Customer training for sales made by Agent under this Agreement.

















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      1.4.3 At Agent's request, subject to the availability of equipment and personnel, SNET shall perform network studies and assist in making Customer specific written sales recommendations at no charge to Agent, so long as Agent is meeting or exceeding its sales quotas set forth in the Sales Plan developed pursuant to Section 1.33 hereof. In the event Agent is not meeting or exceeding its sales quotas, SNET reserves the right to charge Agent for such studies and assistance at the rates set forth in Attachment D.

      1.4.4 At Agent's request, SNET shall design and price specific networks for individual Customer proposals at no charge to Agent, so long as Agent is meeting or exceeding its sales quotas set forth in the Sales Plan developed pursuant to Section 1 33 hereof. In the event Agent is not meeting or exceeding its sales quotas, SNET reserves the right to charge Agent for such design and pricing at the rates set forth in Attachment D.

      1.4.5 SNET shall provide at no charge to Agent a reasonable number of promotional and product specific brochures and other sales materials for Agent's use in Marketing the Services.

      1.4.6 SNET, or its subcontractor, shall perform all Customer billing and collection functions according to its standard procedures applicable to such functions, including responses to billing queries from Customers. Agent shall respond promptly to SNET and work cooperatively with SNET to satisfy any Customer questions or concerns.

      1.4.7 SNET shall accept and process Agent s orders submitted in standard format, and shall install the Services as ordered and maintain such Services in accordance with its standard intervals applicable to installation and maintenance. Exceptional treatment may be negotiated, at SNET's sole discretion, for individual Customers where business conditions allow.

      1.4.8 SNET shall designate a management employee who shall be Agent's point of contact for implementation of this Agreement including, but not limited to, matters relating to the Sales Plan developed pursuant to Section
1.33 hereof, training, ordering, Customer issues, billing questions, and other provisions of support by SNET under this Agreement.

      1.4.9 Services to be provided by SNET under the terms of this Agreement shall be provided in accordance with the applicable SNET Tariffs in effect from time to time.



















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1.5   GOVERNING LAW

      This Agreement shall bc deemed to be a contract made under the laws of the State of Connecticut, and the construction, interpretation, and performance of this Agreement shall be governed by the laws of such State.



















































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1.6   CONFIDENTIALITY AND PROTECTION OF INFORMATION

      1.6.1 Any Information that is furnished, made available, or otherwise disclosed by one Party (Disclosing Party) to the other Party (Receiving Party) in consequence of the existence of this Agreement, shall be deemed and remain the property of the Disclosing Party.

      1.6.2 Unless Information was previously known to the Receiving Party free of any obligation to keep it confidential, or has been or is subsequently made public by any act not attributable .o the Receiving Party, or has been agreed by the Disclosing Party in writing not to be regarded as confidential, and if the Information is marked as "confidential" or "proprietary by an appropriate stamp, mark or label thereon, or, if orally disclosed, summarized in writing by the Disclosing Party, stamped or marked as "confidential" or "proprietary' and delivered to the Receiving Party within ten (10) business days after such disclosure, it shall be deemed Proprietary Information of the Disclosing Party and shall be held in confidence by the Receiving Party, and shall be disclosed by the Receiving Party only to those of its employees who have a need for such Proprietary Information to carry out this Agreement; provided, however, that all Customer information, including without limitation, Customer lists, Customer call detail or Customer network information provided by SNET to Agent hereunder shall be deemed Proprietary Information of SNET for all purposes whether or not it is marked as "confidential" or "proprietary". Except as the Parties may otherwise agree in writing, Proprietary Information (a) shall be used only for the purpose of performing under this Agreement; (b) shall not be reproduced or copied, in whole or in part, except as necessary for use as authorized herein; and (c) shall, together with any copies thereof, be returned when no longer needed or upon termination of this Agreement, whichever occurs~first; provided, however, that in lieu of returning Proprietary Information, the Receiving Party may certify in writing to the Disclosing Party that the Proprietary Information, along with any copies thereof, has been destroyed.

      1.6.3 Except as other vise provided in Section 1.6.4 hereof, Proprietary Information may be provided to third parties only upon written authorization of the Disclosing Party. p Any third party to whom Proprietary Information is provided pursuant to such authorization of the Disclosing Party must agree in writing (a copy of which writing shall be furnished to the Disclosing Party at its request) to the conditions respecting use of Proprietary Information contained in Sections 1.6.1, 1.6.2, 1.6.4, and 1.6.5 of this Agreement.
















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      1.6.4 The Receiving Party shall give prompt notice to the Disclosing
Party of any demand by any third party to provide Proprietary Information under lawful process prior to furnishing Proprietary Information, and shall cooperate in seeking reasonable protective arrangements requested by the Disclosing Party. In addition, the Receiving Party may provide Proprietary Information of the Disclosing Party requested by a government agency having jurisdiction over the Receiving Party, provided prompt notice of such request 's given to the Disclosing Party and that the Receiving Party uses its reasonable best efforts to obtain protective arrangements for any such Information that is filed; provided, however, that SNET may file this Agreement without protective arrangements as it deems appropriate with the Connecticut Department.of Public Utility Control or the Federal Communications Commission.

      1.6.5 The Disclosing Party shall have the right to demand, upon unauthorized disclosure of any Proprietary Information by the Receiving Party to a third party, the return of any or all Proprietary Information disclosed to the Receiving Party. Further, the Disclosing Party may require that the Receiving Party use its best efforts to obtain the return from the third party of any or all Proprietary Information improperly disclosed, in addition to any other remedies the Disclosing Party may have.

      1.6.6 Except as may be otherwise agreed in writing or in other written agreements between the Parties, Agent agrees that it (i) shall not use Proprietary Information provided by SNET for any other purpose of any kind whatsoever except for Marketing the Services on behalf of SNET, (ii) shall not disclose Proprietary Information ,provided by SNET except to those of its personnel who have a need for such Proprietary Information for Marketing the Services. and (iii) shall take adequate precautions and develop adequate procedures, subject to review by SNET, to ensure that its personnel understand and adhere to the restrictions contained herein.

      1.6.7 Notwithstanding any other provision hereof, Agent may disclose a new Service of SNET's to customers on or after the date that a tariff for such new Service is filed with the appropriate regulatory agency, or on the date on which SNET orally advises Agent that disclosure of such Service may be made to customers, whichever is earlier.

      1.6.8 The Parties acknowledge that the terms of this Agreement constitute commercially confidential Information that may be considered Proprietary Information by, either or both Parties, and, except as otherwise set forth herein, agree to treat the terms hereof in accordance with the provisions of this Section 1.6.













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1.8   TERM AND TERMINATION

      1.8.1 Term

      This Agreement shall be effective as of January 1, 1996 (Effective Date) and shall continue through December 31, 1996 (Initial Term) unless terminated in accordance with the provisions hereof. The compensation rates contained herein shall apply for all sales by Agent for which orders are processed by SNET on or after the Effective Date hereof. This Agreement shall be automatically extended under the terms and conditions contained herein for successive one (1) year periods (Successive Term(s)) unless terminated by either Party on at least two (2) months written notice to the other prior to the end of the Initial Term or any Successive Terms as may apply.

      1.8.2 Termination

      1.8.2.1 Either Party may terminate this Agreement in the event that the other Party commits a material breach of this Agreement and fails to cure such breach within ten (10) days after receipt of written notice of such breach from the non-breaching Party; provided, however, that in the event that the material breach involves any violation of Section 1.6 or Section 1.32 hereof, no opportunity to cure shall be allowed. In such event the non-breaching Party shall promptly notify the breaching Party in writing of its intent to terminate this Agreement, and such termination shall be effective after a transition period (Transition Period) of seven (7) days after the date of delivery, or if mailed, the date of mailing of the notice of termination by the non-breaching Party; provided, however, that if the material breach involves any violation of Section 1.6, Section 1.27 or a violation of Section
1.32 hereof, the effective date of termination shall be the date of delivery of the notice of material breach.

      1.8.2.2 SNET may terminate this Agreement in the event that Agent's performance is unsatisfactory and Agent fails to correct its performance within seven (7) days after receipt of written notice of such unsatisfactory performance from SNET. In the event that performance is not brought up to satisfactory levels during such seven (7) day period, SNET shall notify Agent in writing of its intent to terminate this Agreement and such termination shall be effective after a Transition Period of seven (7) days after the date of delivery, or, if mailed, the date of mailing of such notice. For purposes hereof, any one of the following conditions shall be deemed unsatisfactory performance: (i) poor service quality as indicated by ratings on Customer surveys that are five (5) percentage points or more below the average ratings of SNET's agents similarly situated; (ii) an inordinately high Service cancellation rate, defined as a cancellation rate within six (6) months of installation of Services sold by Agent at five (5) percentage points or more above the average comparable cancellation rate of SNET's agents similarly situated; (iii)










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the event that performance is not brought up to satisfactory levels during such seven (7) day period, SNET shall notify Agent in writing of its intent to terminate this Agreement and such termination shall be effective after a Transition Period of seven (7) days after the date of delivery, or, if mailed, the date of-mailing of such notice. For purposes hereof, any one of the following conditions shall be deemed unsatisfactory performance: (i) poor service quality as indicated by ratings on Customer surveys that are five (5) percentage points or more below the average ratings of SNET's agents similarly situated; (ii) an inordinately high Service cancellation rate, defined as a cancellation rate within six (6) months of installation of Services sold by Agent at five (5) percentage points or more above the average comparable cancellation rate of SNET's agents similarly situated; (iii) use of sales personnel not trained in accordance with the provisions of Sections 1.3.10,
1.31.1 and Attachment D; (iv) failure to meet objectives as set forth in the Sales Plan developed pursuant to Section 1.33 hereof, including without limitation the failure to meet at least 80 % of objectives; (v) repeated incidents of withheld compensation pursuant to Sections 1.30.9 or 1.30.10 hereof; or (vi) or an excessive (in SNET's sole determination) number of Customer complaints regarding Agent.

      1.8.2.3 SNET may terminate this Agreement on thirty (30) days prior written notice to Agent if there occurs any significant change in the ownership or control of Agent, or of its parent company if any, or if Agent merges with or acquires any other company; provided, however, that prior to any such change in ownership or control, Agent may request in writing that SNET waive its right to terminate this Agreement under this Section 1.8.2.4 in writing based on information about the change in ownership or control provided by Agent.

      1.8.2.4 It is understood by Agent that, because of its status as an agent for SNET, Agent owes SNET a fiduciary duty to use its best efforts to Market SNET's Services, to enhance SNET's revenues and to optimize SNET's position with Customers. In addition to any other provisions hereof, SNET may, without waiving any other right or remedy, on written notice to Agent, terminate this Agreement or terminate the authorization to Market its Services to any Customer, in the event that Agent fails to use its best efforts to Market the Services. For purposes of this Section 1.8.2.4, it shall be understood .that failure to use best efforts shall include without limitation marketing, by Agent or any Affiliate of Agent, the directly competitive services of any other carrier, reseller or other business offering such services in lieu of the Services unless such other carrier, reseller or other business is an Affiliate of SNET.














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      1.8.2.5 The Parties shall use their best efforts to ensure that any
Transition Period required under this Section 1.8 shall be executed in a timely and orderly fashion and in a manner that is in the Customer's best interest and consistent with any applicable legal requirements. At the end of any such Transition Period, neither Party shall have any obligation to the other under this Agreement, except that, subject to the provisions of Section
1.23.2 hereof, those provisions that by their sense and context are intended to survive the termination hereof shall survive such termination.

      1.8.2.6 For a period of three (3) years after the date of termination of this Agreement, whether or not such termination is pursuant to this Section
1.8 (except for any such termination directly resulting from SNET's elimination of the "Agency Program" giving rise hereto, in which case a period of one (1) year rather than a period of three (3) years shall apply), Agent agrees that neither it nor any Affiliate shall market the domestic or international services of any other carrier, reseller or other business offering such services (other than an Affiliate of SNET) to any Customer to which Agent Marketed Services on behalf of SNET under this Agreement, and for which Agent received any compensation from SNET under this Agreement.

      1.8.2.7 Without limiting the provisions of Sections 1.8.2.1 or 1.8.2.2 above, in the event Agent commits a material breach of this Agreement, or in the event Agent's performance is unsatisfactory as such term is defined in
Section 1.8.2.2 hereof, then SNET may, in lieu of issuing a notice of breach or a notice of unsatisfactory performance, issue a notice of probation. Upon the issuance of such notice, Agent shall, among other things, receive 80% of the compensation otherwise due and owing Agent for the period such probation is in effect, with the remaining 20% of compensation being held by SNET in reserve. Agent shall remain on probation until the condition giving rise to the notice, in SNET's sole judgment, has been cured, except that Agent shall remain on probation for a minimum of thirty (30) days and a maximum of ninety
(90) days. If Agent cures the condition giving rise to the notice during such ninety (90) day period, then SNET shall pay Agent the 20% of compensation being held in reserve and remove Agent from probation. If Agent does not cure such condition within such ninety (90) day period, the Agent shall forfeit such 20% of compensation, and SNET may immediately terminate this Agreement.

      1.8.2.8 Agent may, on sixty (60) days prior written notice to SNET, terminate this Agreement within sixty (60) days after: (i) notice from SNET of a significant change in the fee schedule set forth on Attachment A pursuant to Section















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1.30.4 hereof; or (ii) notice from SNET of significant deletion of Services from Schedule A hereto pursuant to Section 1.1.5 hereof.

1.9   INDEMNIFICATION

      1.9.1 To the extent not prohibited by law, Agent shall indemnify and hold SNET harmless against any loss, cost, claim, liability, damage, or expense (including reasonable attorneys' fees) brought by any third party relating to or arising out of the negligence or misconduct, or wrongful acts or omissions of Agent, its employees, agents, Affiliates, or contractors, in the performance of this Agreement, and shall further indemnify and hold SNET harmless against any loss, cost, claim, . liability, damage, or expense (including, reasonable attorneys' fees) arising from any third party claim relating to or in consequence of any provision by SNET to Agent of any Customer Information hereunder, and shall defend any action or suit brought against SNET for any such loss, cost, claim, liability, damage, or expense as set forth herein.

      1.9.2 To the extent not prohibited by law or applicable tariff, SNET shall indemnify and hold Agent harmless against any loss, cost, claim, liability, damage, or expense (including reasonable attorneys' fees) brought by any third party relating to or arising out of the negligence or willful misconduct of SNET, its employees, Affiliates, or contractors in the performance of this Agreement, and shall defend any action or suit brought against Agent for any such loss, cost, claim, liability, damage, or expense as set forth herein.

      1.9.3 The Indemnified Party shall notify the Indemnifying Party promptly in writing of any written claims, lawsuits, or demands for which the Indemnified Party alleges that the Indemnifying Party is responsible under this Section 1.9. The Indemnified Party shall cooperate in every reasonable manner with the defense or settlement of such claim, demand, or lawsuit. The Indemnifying Party shall not be liable under this Section l.9 for settlement by the Indemnified Party of any claim, demand, or lawsuit unless the Indemnifying Party has approved the settlement in advance or unless the defense of the claim, demand, or lawsuit has been tendered to the Indemnifying Party in writing and the Indemnifying Party has failed promptly to undertake the defense.


















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1.10  LIMITATION ON LIABILITY

      Except as otherwise provided in Section 1.9 hereof, the liability, if any, of either Party to the other for any loss, cost, claim, injury, liability, damage, or expense (including reasonable attorneys' fees) arising out of its negligence or misconduct in the performance of this Agreement
(loss) shall be limited to the amount of direct damages actually incurred, unless such loss was the result of its gross negligence or willful misconduct; and, except as otherwise provided in Section 1.9 and Section 1.32 hereof and as set forth above, neither Party shall be liable to the other for any indirect, incidental, special, or consequential damages of any kind whatsoever, even if advised of the possibility thereof.

1.11  INSURANCE

      The Agent agrees that all of its employees used in the performance of this Agreement are covered under its Workers' Compensation insurance. Agent shall also maintain and deliver to SNET at the signing of this Agreement, or anytime thereafter upon SNET's request, satisfactory proof of: (i) Workers' Compensation insurance with statutory benefits and limits that fully comply with all state and federal requirements; (ii) employers' liability insurance with a combined single limit of at least $500,000.00; (iii) comprehensive general liability insurance with SNET named as an additional insured with bodily injury and property damage or combined single limits of not less than $1,000,000.00 per occurrence; (iv) if the use of automobiles is required, comprehensive automobile liability insurance with the limits set forth in
(iii) above; and (v) such additional insurance as may be required by applicable law. Notwithstanding the' above, and subject to written approval by SNET, Agent may elect to self-insure; provided, however, that Agent shall provide SNET, at SNET's request, with satisfactory proof of its coverage in all applicable areas.

1.12  LIMITATIONS PERIOD

      No claim under Section 1.9, or any other claims with respect to this Agreement may be made more than two (2) years after the date of the event giving rise to such claim; and no claim for indemnity under the provisions of
Section 1.9 hereof may be made more than two (2) years after the right to recover under such indemnity provisions arises, or is known or reasonably should have been known, to have arisen.
















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1.13  RESPONSIBILITIES OF EACH PARTY

      Each Party is an independent contractor, and has and hereby retains the right to exercise full control of and supervision over its own performance of its obligations under this Agreement and retains full control over the employment, direction, compensation, and discharge of all employees assisting in the performance of such obligations. Each Party shall be solely responsible for all matters relating to payment of such employees, including compliance with social security taxes, withholding taxes, and all other regulations governing such matters. Subject to the limitations on liability and except as otherwise provided in this Agreement, each Party shall be responsible for its own acts and those of its own Affiliates, employees, agents, and contractors during the performance of that Party's obligations hereunder.

1.14  FORCE MAJEURE

      Neither Party shall be liable for any delay or failure in performance of any part of this Agreement caused by a force majeure condition, including fires, strikes, embargoes, explosions, power blackouts, earthquakes, volcanic action, floods, wars, water, the elements, labor disputes, civil disturbances, government requirements, civil or military authorities, acts of God or a public enemy, inability to secure raw materials, inability to secure product of manufacturers or outside vendors, inability to obtain transportation facilities, acts or omissions of transportation common carriers, or other causes beyond its reasonable control whether or not similar to the foregoing conditions. If any force majeure condition occurs, the Party whose performance fails or is delayed because of such force majeure condition shall give prompt notice to the other Party and shall take reasonable steps to cure such force majeure condition. Upon cessation of such force majeure condition, the affected Party shall give like notice and commence performance hereunder as promptly as reasonably practicable.

1.15  GOVERNMENTAL COMPLIANCE

      1.15.1 Each Party shall perform this Agreement in compliance with all applicable federal, state, county, and local laws, regulations, government agency orders or decisions, tariffs and codes, and shall obtain permits and certificates where needed. In the event that such permits or certificates cannot be obtained, or in the event that legislative, regulatory, other legal action or changes in laws invalidate a material term or terms of this Agreement or adversely affect a Party's ability to perform a material term(s) of this Agreement, the Parties shall attempt to renegotiate a new term or terms












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as may be required to allow the Agreement to continue.  In the event that such new term(s) cannot be renegotiated, and the ability of one or both Parties to perform the Agreement has been significantly adversely affected, then, to the extent allowable, a three (3) month Transition Period shall commence immediately for termination of this Agreement.

      1.15.2 All obligations under this Agreement shall be performed in compliance with those statutes, government agency orders, and regulations prohibiting discrimination against any employee or applicant for employment because of race, color, religion, sex, national origin, age, or handicap. Where required by law, certificates of compliance shall be provided. Each Party shall comply with the provisions of the Fair Labor Standards Act of 1938, as amended, the Federal Occupational Safety and Health Act of 1970, as amended, and with any rules and regulations under such Acts.

1.16  CERTAIN STATE AND LOCAL TAXES

      Any state or local excise, sales, or use taxes (excluding any taxes on income) resulting from the performance of this Agreement shall be borne by the Party upon which the obligation for payment is imposed under applicable law even if the obligation to collect and remit such taxes is placed upon the other Party. Any such taxes shall be billed as separate items on applicable billing documents between the Parties. To the extent permitted by applicable law, the Party obligated to pay any such taxes may contest the same in good faith and shall be entitled to the benefit of any refund, provided that such Party cannot permit any lien to exist on any assets of the other Party by reason of any such contest.

1.17  PUBLICITY AND FILINGS

      The Parties shall mutually agree in writing upon the content of any public announcement, press releases, or publicity materials concerning this Agreement or the performance of this Agreement prior to their release.

1.18  AMENDMENTS; WAIVERS

      Except as otherwise provided in this Agreement, no amendment or waiver of any, provision of this Agreement, and no consent to any default under this Agreement, shall be effective unless the same is in writing and signed by an authorized officer of the Party against whom such amendment, waiver, or consent is claimed. In addition,















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no course of dealing or failure of a Party strictly to enforce any term, right, or condition of this Agreement shall be construed as a waiver of such term, right, or condition.

1.19  NOTICES

All notices, demands, requests, elections, or other communications herein required to be given or which may be given by one Party to the other Party shall be made in writing and, except as otherwise provided herein, shall be signed by an officer or his/her designate. Such notices, demands, requests, elections, or other communications shall be deemed to have been duly given when received, and shall be delivered or mailed, postage prepaid, addressed:
(i) in the case of SNET, to: John N. Sievers, President, SNET General Business Group, 1 Science Park, New Haven, CT 06511, (ii) in the case of Computer Telephone Corporation Agent, to: Steve Milton, President, 360 Second Avenue, Waltham, MA 02154 or (iii) in the case of either Party to such other address or other person as such Party may from time to time designate in writing for such purpose. All notices sent hereunder, whether by mail, carrier, or personal delivery, shall be sent return receipt requested.

1.20  NO RIGHTS TO THIRD PARTIES

This Agreement shall not be deemed to provide third parties with any remedy, claim, right of action, or other right.

1.21  SEVERABILITY

      Except as otherwise set forth in Section 1.15.1 hereof, if any term, condition, or provision of this Agreement is, or becomes, invalid or unenforceable for any reason, such validity or unenforceability shall not invalidate or render unenforceable the entire Agreement, but rather the entire Agreement shall be construed, unless such construction would be unreasonable, as if not containing the invalid or unenforceable provision or provisions, and the rights and obligations of each Party shall be construed and enforced accordingly.

1.22  DELEGATION AND ASSIGNMENT

      1.22.1 Each Party has entered this Agreement because of its confidence in the, other Party, which confidence is personal in nature . Neither Party may assign, transfer, or sell its rights under this Agreement, or delegate its obligations hereunder, without the prior written consent of the other Party; except that SNET may assign,













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transfer, or sell its rights under this Agreement or delegate its obligations hereunder to a wholly owned subsidiary, its parent or a wholly owned subsidiary of its parent without such consent.

      1.22.2 Subject to the above restrictions, the provisions of this Agreement shall be binding upon and shall inure to the benefit of the Parties and their permitted successors and assigns.

1.23  ENTIRE AGREEMENT; SURVIVAL OF TERMS .

      1.23.1 This Agreement constitutes the entire agreement between the Parties concerning the subject matter hereof. Any prior agreements, representations, statements, negotiations, understandings, proposals, and undertakings, oral or written, with respect to the subject matter expressly set forth in this Agreement not heretofore terminated, are hereby terminated.

      1.23.2 Any liability or obligation of a Party to the other Party for acts or omissions prior to the cancellation or termination of this Agreement, any obligation of a Party to pay charges accrued hereunder or to make adjustments or to pay adjustments to any charges hereunder, any obligation of a Party under the provisions of Section 1.6 regarding' Information, any provisions regarding limitations on liability, and any provisions of this Agreement which, by their terms, are contemplated to survive (or be performed after) termination of this Agreement, shall, in each case, survive cancellation or termination hereof.

1.24  EXECUTED IN COUNTERPARTS

      This Agreement may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

1.25  TABLE OF CONTENTS AND HEADINGS.

      The table of contents, titles, and headings of Articles and Sections of this Agreement have been- inserted for convenience of reference only, and are not to be considered a part hereof, and shall in no way define, modify, or restrict the meaning or interpretation of the terms or provisions of this Agreement.

















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1.26  AUDITS

      Not more than once annually, each Party shall have the right on not less than thirty (30) days prior written notice to conduct an audit during normal business hours to review records, books and documents relating to the other Party's performance under this Agreement. Unless otherwise specified in writing, any audit conducted pursuant to this Section 1.26 must be conducted by an independent accounting firm acceptable to the Parties. It is understood by the Parties that SNET may require such firm to sign a nondisclosure agreement acceptable to SNET protecting its own information or that of other agents or third parties that may be commingled with the material under review.

1.27  ADVERTISING, PROMOTION, AND USE OF
      SNET'S NAME AND TRADEMARKS

      1.27.1 SNET shall conduct such advertising with respect to the Services as SNET deems appropriate in its sole discretion, and SNET shall endeavor to provide to Agent prior notice and copies of such product literature and promotional materials. Agent may, at its own expense, undertake promotions and advertising featuring the Services, subject to prior written approval by SNET. In order to avoid customer confusion, Agent shall not advertise any Services in connection with, or in the same advertisement with, the telecommunications services or other products or services of Agent, its Affiliates or of any third party, unless authorized in writing by SNET. SNET agrees to respond promptly, with approval, suggested changes or otherwise, to advertising submitted by Agent. Any written material or presentations whether oral or written, developed by Agent in which Agent refers to its relationship with SNET under this Agreement other than in the words "is an authorized sales agent for SNET America's domestic and international long distance business" must receive prior written approval from SNET. In no event shall Agent's employees represent themselves as employees of SNET America, Inc.

      1.27.2 Agent is hereby granted a personal, nonexclusive and nontransferable license to use such trademarks, service marks, trade names, insignia, and symbols as are associated with the Services (hereinafter MARKS) to be Marketed hereunder, only in conjunction with the Marketing of the Services by Agent as SNET's representative hereunder, or as otherwise agreed in writing, or in any other written agreements between SNET and Agent. Agent acknowledges that its right to use the above MARKS arises solely from this Agreement and any other written agreements between it and SNET, and Agent agrees to comply with all applicable rules and















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procedures pertaining to the use of the MARKS prescribed by SNET.  Agent acknowledges that all usage of the MARKS by Agent and any good shall establish thereby shall inure to the benefit of SNET. The license granted by SNET under this section can be terminated at anytime.

1.28  AGENT REVIEWS

      SNET and Agent shall participate in Agent Reviews held quarterly by SNET at Agent's principal Connecticut location unless otherwise agreed to by the Parties to review Agent's performance under this Agreement. As a part of the Agent Reviews, the Parties shall (i) determine coincident with the execution of this Agreement an appropriate Sales Plan, generally in the form set forth on Attachment E, "Agent Sales Plan", attached hereto and incorporated herein by reference, as more fully set forth in Section 1.33 hereof, (ii) discuss and resolve any operational interface problems that may occur; (iii) review Agent's sales proposal documentation, logs and other customer records, to ensure record keeping satisfactory to SNET; (iv) evaluate overall performance and performance against the Sales Plan in order to improve results; and (v) review the results of SNET's periodic customer surveys in order to develop plans to correct any deficiencies.

1.29  SALES REPORTS

      1.29.1 Agent shall submit to SNET not later than Wednesday of each week for the previous week, a Sales Report, in the format set forth on Attachment F, "Sales Report", attached hereto and incorporated herein by reference, that shows on a Service-by-Service basis the quantity sold during that week. At SNET's request, Agent shall provide to SNET monthly results, including, but not limited to, revenues by individual Customers as may be mutually agreed, and such other information as the Parties may agree.

1.30  COMPENSATION; PAYMENT

      1.30.1 Compensation for Agent's completed sales made pursuant to this Agreement shall be calculated pursuant to the schedule set forth on Attachment
A. Compensation . is paid pursuant to this Agreement only for completed sales to Customers.



















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      1.30.2 A sale to a Customer shall be completed, for purposes of compensation under this Agreement, upon completion of installation. Installation shall be deemed completed at the time at which the Service is activated, or upon completion of acceptance testing where applicable.

      1.30.3 SNET shall remit payment to Agent monthly, as calculated pursuant to the provisions of Section 1.30.1 and Attachment A. Any undisputed payments shall be made by SNET to Agent not later than forty-five (45) days after the last day of the month to which the payment applies. SNET shall determine Agent's payment using its own tracking, systems for completed installations, and shall work cooperatively with Agent to resolve any disputes that may arise.

      1.30.4 SNET expressly reserves the right to make reasonable changes, not more than three times annually, to the fees and adjustment factors set forth on Attachment A; except that SNET may exceed such three times annual limitation if the change is related to the introduction of New Services that are cross-elastic with Existing Services; and except that SNET may also exceed, not more than three times annually, such limitation if the change is solely related to the fees and adjustment factors for the sale of Services to Major Accounts, provided, however, that SNET shall give Agent a minimum of thirty (30) days' prior written notice of any such change; provided further that the foregoing shall not be deemed to preclude SNET from adding services or deleting services from the Services set forth on Attachment A at SNET's sole discretion on written notice. Such additions or deletions shall not effect any Monthly Residual Compensation being paid to Agent for sales of any such added or deleted services. SNET's written notice of such change to Agent shall be sent to Agent pursuant to Section 1.19 hereof and shall constitute an automatic amendment to this Agreement. Any such changes shall apply prospectively only. Any orders-placed by Agent that are processed prior to the effective date of any such changes shall be paid at the rates in effect at that time, rather than the rates in effect at the time of installation.

      1.30.5 During the term of this Agreement SNET has the right to offer to Agent special sales incentives upon notice to Agent. Such notice shall inform Agent of the details of such incentive, including the duration of such incentive, the Services to be included in and the compensation to be received by Agent for sales of such Services.

      1.30.6. During the term of this Agreement SNET has the right to offer Customer promotions. It is understood by the Parties that in the event any Customer promotion provides Customers with free monthly usage Agent's Customer Acquisition Fee shall not be negatively impacted.














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      1.30.7 Except as otherwise set forth herein, Agent shall receive no compensation under this Agreement for sales of Services made by SNET, any other of SNET's agents or for sales by Agent to a Customer for which Agent did not make the initial sale.

      1.30.8 Upon termination of this Agreement for a material breach or unsatisfactory performance, SNET's obligation to compensate Agent shall cease effective with the termination date of this Agreement.

      1.30.9 SNET reserves the right to withhold compensation for any sale in which SNET determines, in its sole judgment, that Agent in making such sale engaged in unprofessional conduct, sold a Service that was not in the Customer's best interest, unnecessarily replaced an existing Service causing unwarranted churn, acted in a manner that might adversely affect SNET's relationship with the Customer, or otherwise failed to use its best efforts on SNET's behalf as required by Section 1.8.2.4 hereof.

      1.30.10 The Compensation for Services that are (i) removed from service within six (6) months of completion of installation (except where such removals are associated with seasonal or special campaigns approved by SNET), or (ii) that are withheld pursuant to Section 1.30.9 above, may be subtracted from the next due payment or payments. In the event of a removal after 6 months but within the Customer'.s original contract term, SNET reserves the right to subtract from future compensation payable to the Agent such amounts as SNET shall deem appropriate in view of the remaining length of the term.

      1.30.11 In the event SNET terminates this Agreement pursuant to Sections
1.8.1 or Section 1.8.2 above, SNET reserves the right, without limiting other rights, to hold in escrow for up to eight (8) months compensation payments attributable to the period beginning with the issuance of a notice of termination pursuant to Section 1.8.1 or Section 1.8.2.1 hereof, or a notice of i) material breach, ii) unsatisfactory performance, or iii) probation pursuant to Section 1.8.2 hereof, and ending on the date of termination. SNET may hold such payments in escrow pending a final true-up, including any adjustments under Section 1.30.10 above for Services removed within six (6) months completion of installation.

1.31  AGENT, TRAINING, NEW SALES PERSONNEL

      1.31.1 SNET shall have the right on a case by case basis to determine, in its sole judgment, whether Agent's new sales personnel may represent SNET hereunder. In the event SNET determines that such sales personnel may Market SNET services,













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such personnel shall have the independent duty to attend Initial Training and any Subsequent Training that may be required prior to Marketing SNET Services.

1.32  AGREEMENT TO TERMS

      Agent agrees (i) that all sales shall be in accordance with SNET's tariffed rates and terms and conditions, and, for those Services not covered by tariff, SNET's standard price lists and terms and conditions, and SNET's standard practices and procedures relative to, inter alia, credit requirements and service intervals; (ii) that all applicable rates, for both tariffed and non-tariffed Services, shall be quoted by Agent to Customers in any oral or written communication with Customers with respect to pricing; (iii) that it shall represent SNET's Services and all applicable tariffs and procedures accurately to Customers; (iv) that it shall engage in no waiving, discounting or rebating of nonrecurring charges or rates of any kind whatsoever either directly or through third parties; (v) that it shall make no variation or exception to such tariffs and no variation or exception to such procedures except as specifically approved in writing by SNET; and (vi) that it shall engage in no fee splitting with third parties or payments to third parties for referrals or sales leads or any other Marketing function hereunder, all of which functions must be performed by Agent's own employees unless otherwise agreed in writing by SNET. SNET is entitled to request, and Agent shall be required to provide, if requested, adequate proof that its obligations with this Agreement are being performed by its own employees and not by subcontractors or any other third party. In the event of any violation of this Section 1.32, Agent shall bear the complete responsibility for resolving any resulting problems to SNET's and Customer's satisfaction. Violation of this Section 1.32 shall constitute a material breach for purposes of Section
1.8.2.1 hereof.

1.33  SALES PLAN

      For each Term of this Agreement (whether Initial or Successive Term, as applicable), coincident with the execution of this Agreement, Agent shall incorporate into the Sales Plan covered under the Marketing Agreement with The Southern New England Telephone Company its plans for attainment of the objectives set forth in the Sales Plan.



















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1.34  REFUNDS

      In the event SNET issues a refund to a Customer resulting from or arising out of i) Agent's error or mistake, ii) Agent's violation of the terms of Section 1.32 hereof, or iii) Agent's participation in conduct for which compensation may be withheld pursuant to Section 1.30.9 hereof, then SNET shall have the right to bill Agent for such refund. Any such bill shall be due and payable upon receipt.

1.35  CUSTOMER INFORMATION

      1.35.1 After establishment of a Customer account, SNET shall provide Customer information to Agent which shall include call summary, toll summary and management reports. Agent shall receive such Customer information for only those Customers to which Agent has Marketed and sold the Services.

      IN WITNESS WHEREOF, the Parties have executed this Agreement through
their authorized representatives this day of                , 1993.

SNET AMERICA, INC.                        AGENT

/s/                                       /s/ Steven Milton
_________________________                 _________________________
Signature                                 Signature

                                          Steven Milton
_________________________                 _________________________
Printed Name                              Printed Name

                                          President
_________________________                 _________________________
Title                                     Title

                                          9-3-96
_________________________                 _________________________
Date                                      Date





















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                                                                  ATTACHMENT A
                                                                  PAGE 1 OF 1

                        THE SERVICES AND FEE SCHEDULE

Agent shall receive compensation for the services listed as follows:

Agent shall receive a flat fee based on the Schedule below. This fee will be paid on the third Friday of the month following the installation of the Service. In addition, the Agent will also receive Commission of 4% of the term plan value based of the 4th month's net interstate billing (number of months X 4th. month billing X 4%) payable forty-five (45) days following the 4th. billing month. Digital Private Line Services will be compensated based on 4% of the 4th, month's Interexchange billing times the number of months in the term.

                                    FLAT FEES

                              UNIFIED TERM PLAN

LENGTH OF TERM                <$200 PER MONTH               >200 PER MONTH
                              INTERSTATE                    INTERSTATE
      1 YEAR                        $ 62.50                       $125
      2 YEAR                        $ 87.50                       $175
      3 YEAR                        $125.00                       $250
      4 YEAR                        $137.50                       $275
      5 YEAR                        $162.50                       $325

                              DIGITAL PRIVATE LINE

      DDS                           $ 50
      T1                            $200

                              SIMPLE SOLUTIONS
                        ($50 PER MONTH MINIMUM)

                                    $50

BONUSES

QUOTA BONUS - Upon attainment of 120% of quota, the Commission rate will be raised form 4% to 5% for all term plan revenue.

UNIFIED TERM PLAN BONUS - A year-end bonus will be paid based on 100% attainment of the Term Plans quota. A bonus of 1% of term plan revenue will be paid when 60% of the plans sold are Unified (both intrastate and interstate) and 2% for attaintment of 75%.












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                                                                  ATTACHMENT B
                                                                  PAGE 1 OF 2

                                    SNET AMERICA

                              LETTER OF AUTHORIZATION

I HEREBY AUTHORIZE THE UNDERSIGNED AGENCY REPRESENTATIVE TO ORDER AND HAVE INSTALLED THE FOLLOWING:

[  ]  SNET AMERICA DISTANCE SERVICE       [  ]  SNET AMERICA DISTANCE PLUS

[  ]   P I C CHANGE (OUTBOUND CALLING)    [  }  SIMPLE SOLUTIONS

[  ]   CALLING CARD                       [  ]  UNIFIED SELECT TERM PLAN

[  ]  800 SERVICE                         [  ]  SELECT TERMS (INTERSTATE ONLY)

                                          [  ]  SELECT STATES


CUSTOMER
NAME___________________________           AGENCY ________________________

AUTHORIZED                                ACCOUNT
SIGNATURE _____________________           EXECUTIVE _____________________


TITLE _________________________           DATE __________________________


DATE __________________________



























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                                                                  ATTACHMENT B
                                                                  PAGE 2 OF 2

                                    SNET AMERICA

                              P I C CHANGE REQUEST

                                                BILLED TELEPHONE NUMBER:


CUSTOMER NAME _____________________________     _________________________

CONTACT NAME ______________________________

ADDRESS ___________________________________

CITY _________________________________ STATE ________ ZIP _________


[  ]  P I C ALL LINES


PLEASE LIST ALL TELEPHONE NUMBERS TO BE CHANGED TO SNET AMERICA.
Attach a signed list if more space is required.

1. _________________________

2. _________________________

3. _________________________

4. _________________________

5. _________________________



With this signature l authorize SNET America to provide my long distance service and I authorize SNET America to notify my local telephone company of this choice for the telephone numbers listed on this form. I understand that I may choose only one long distance company for each number. I also understand that the local telephone company may charge a fee for this and any later change.



Signature                                                         DATE












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                                                                  ATTACHMENT C
                                                                  PAGE 1 OF 2

                              NON-AGENT ACCOUNTS

Non-Agent Accounts are accounts to which Agent is not authorized to market on SNET's behalf under this Agreement. No compensation is paid to the Agent for orders placed with SNET for the Accounts as listed below:

      A. TELECOMMUNICATIONS CARRIERS - any customers that are in the business of providing telecommunications services to third parties either through their own facilities or through facilities purchased from others, and includes such providers as resellers, aggregators, alternate operator services providers, and telemanagement companies. These include, but are not limited to:

            Except (with Prior Approval from SNET) the sale of services required to conduct their own Business as opposed to the Service Required to provide their own Services to their Customers.

                  - AT&T
                  - Centex Telemanagement, Inc.
                  - MCI
                  - Metromobile
                  - SNET
                  - Sprint


B.    GOVERNMENT

      1) GOVERNMENT ACCOUNTS - All government accounts due to security, public safety and welfare concerns associated with government communications. These include, but are not limited to:

      - Federal Government
      - State of Connecticut - All departments and locations.
      - Municipalities

      2) CANDIDATES FOR ELECTED GOVERNMENT OFFICES - All candidates for elected government offices because of security, collection and other procedural concerns associated with running a campaign for elected office. These include, but are not limited to:

















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                                                                  ATTACHMENT C
                                                                  PAGE 2 OF 2

                                          C-2

      - Federal Government - President, Vice-President, etc.
      - State of Connecticut - Governor, Secretary of State, Lt. Governor, Treasurer, Comptroller, Attorney General, etc.
      - Municipalities - Mayor, Selectman, etc.

C. TELEPHONE ANSWERING SERVICES - any Account that provides remote answering services to the general public. Services (such as private lines) used by individual customers to reach telephone answering services are excluded from compensation.

      Except (with Prior Approval from SNET) the sale of services required to conduct their own Business as opposed to the Services Required to provide their own services to their customers

D. ALARM AND SECURITY' SERVICES - any Account that provides remote monitoring of such conditions as fire, theft, intrusion, vandalism, medical emergencies, and utility meters. Services (such as private lines) used by individual customers to reach alarm and security services are excluded from compensation.

      Except (with Prior Approval from SNET) the sale of services required to conduct their own Business as opposed to the services Required to provide their own services to their customers

E. CUSTOM BUSINESS GROUP ACCOUNTS - all Accounts identified by SNET as Custom Business Group Accounts in information provided electronically to the Agent.



























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                                                                  ATTACHMENT D
                                                                  PAGE 1 OF 1

                  AGENT SUPPORT SERVICES AND APPLICABLE FEES

      This Attachment D sets forth the support services available to the Agent and the fees applicable to such services. SNET reserves the right to charge or change the fees contained herein, on a prospective basis on thirty (30) days prior written notice to Agent. In such event, SNET's notice shall be pursuant to Section 1.18 and shall constitute an automatic amendment to this Attachment D.

I.  TRAINING

      A. Training is designed to accommodate the minimum requirements of the Agent's personnel Marketing the Services.

      B. Initial Training shall be available upon execution of this Agreement at no charge to Agent and is required by all Agent personnel with assigned responsibility for Marketing the Services. Agent shall be responsible for scheduling its personnel for Initial Training. Initial Training shall be held at a location(s) to be determined by SNET.

      C. Training in any new service(s) (Subsequent Training) shall be made available at introduction of the new service(s) and is required by all Agent personnel with assigned responsibility for Marketing the Services. SNET shall provide Agent with proper notification of Subsequent Training. Subsequent Training shall be provided at no charge and shall be provided to all of Agent's sales personnel who have satisfactorily completed Initial Training.

II.  TECHNICAL SUPPORT

Service Provided                          Routine           Non-Routine

- Toll Analysis                           $100.00           $40.00/hour
- Network Studies                         $250.00           $40.00/hour
- Special Networks                        -------           $60.00/hour
- Engineering Support                     -------           $100.00/hour





















                              PROPRIETARY INFORMATION

96 SAI/AGCY July 11, 1996
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
                                                                  ATTACHMENT 3
                                                                  PAGE 1 OF 1

            SNET AMERICA, INC. AUTHORIZED SALES AGENT SALES REPORT

UNIFIED TERM PLANS SOLD - WEEKLY SUMMARY

WEEK ENDING _______________         AGENT NAME _______________________________


                                                INTRASTATE        INTERSTATE
CUSTOMER NAME     BTN   AE NAME     1 2 3 4 5   MO. BILLING       MO. BILLING


______________________________________________________________________________

______________________________________________________________________________

                        TOTALS _______________________________________________




































                              PROPRIETARY INFORMATION

96 SAI/AGCY July 11, 1996